EXHIBIT 99.1

Contact:	Karie Anderson	FOR IMMEDIATE RELEASE
Investor Relations
312-394-4255

Kathleen Cantillon
Corporate Communications
312-394-7417

Exelon Announces Second Quarter Results;

Reaffirms Full Year 2009 Earnings Guidance

CHICAGO (July 24, 2009) – Exelon Corporation (NYSE: EXC) today announced that its second quarter 2009 consolidated earnings prepared in accordance with GAAP were $657 million, or $0.99 per diluted share, compared with earnings of $748 million, or $1.13 per share, in the second quarter of 2008.

Exelon’s adjusted (non-GAAP) operating earnings for the second quarter of 2009 were $683 million, or $1.03 per diluted share, compared with $746 million, or $1.13 per diluted share, for the same period in 2008.

“We delivered very good earnings in the second quarter despite the weak economy and lower demand,” said John W. Rowe, Exelon’s chairman and CEO. “Not only did we continue to operate extremely well, but Exelon again showed its ability to deliver on its commitments by reducing expenses and setting additional cost reduction targets for 2010. Our performance allows me to reaffirm our full year operating earnings guidance range of $4.00 to $4.30 per share.”

The decrease in second quarter 2009 adjusted (non-GAAP) operating earnings to $1.03 per share from $1.13 per share in second quarter 2008 was primarily due to:

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Lower operating income at Exelon Generation Company, LLC (Generation) largely due to revenue in 2008 from certain long option gains in the proprietary trading portfolio and income recognized in 2008 related to a legal settlement of a uranium supply contract;

•	Lower energy gross margins at Generation largely due to unfavorable portfolio and market conditions and higher nuclear fuel costs;

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Reduced load at Commonwealth Edison Company (ComEd) and PECO Energy Company (PECO), primarily driven by current economic conditions and the impact of unfavorable weather conditions in the PECO service territory; and

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Increased depreciation and amortization expense primarily related to the higher scheduled competitive transition charge (CTC) amortization at PECO and increased depreciation across the operating companies due to ongoing capital expenditures.

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Lower second quarter 2009 earnings were partially offset by:

•	Increased electric distribution revenue at ComEd resulting from the September 2008 distribution rate case order;

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Decreased operating and maintenance expense largely due to savings achieved through the ongoing cost management initiative and lower uncollectible accounts expense at PECO, partially offset by increased pension and other postretirement benefits (OPEB) expense; and

•	Increased distribution revenue at PECO, partially reflecting new rates effective January 1, 2009, resulting from the 2008 gas distribution rate case.

Adjusted (non-GAAP) operating earnings for the second quarter of 2009 do not include the following items (after-tax) that were included in reported GAAP earnings:

•	Mark-to-market losses of $106 million, or $0.16 per diluted share, primarily from Generation’s economic hedging activities;

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Federal and state income tax benefits of $66 million, or $0.10 per diluted share, primarily reflecting the non-cash remeasurement of income tax uncertainties and a reassessment of state deferred income taxes;

•	Unrealized gains of $64 million, or $0.10 per diluted share, related to nuclear decommissioning trust (NDT) fund investments;

•	A charge of $20 million, or $0.03 per diluted share, for the costs associated with the 2007 Illinois electric rate settlement agreement;

•	A charge of $24 million, or $0.04 per diluted share, for severance costs as a result of headcount reductions as part of Exelon’s cost reduction program announced in June 2009; and

•	External costs of $6 million, or $0.01 per diluted share, related to Exelon’s proposed acquisition of NRG Energy, Inc. (NRG).

Adjusted (non-GAAP) operating earnings for the second quarter of 2008 did not include the following items (after-tax) that were included in reported GAAP earnings:

•	Mark-to-market gains of $62 million, or $0.09 per diluted share, primarily from Generation’s economic hedging activities;

•	A charge of $45 million, or $0.07 per diluted share, for the costs associated with the 2007 Illinois electric rate settlement agreement; and

•	Unrealized losses of $15 million, or $0.02 per diluted share, related to NDT fund investments.

2009 Earnings Outlook

Exelon reaffirmed its guidance range for 2009 adjusted (non-GAAP) operating earnings of $4.00 to $4.30 per share. Exelon expects adjusted (non-GAAP) operating earnings for the third quarter of 2009 to be in the range of $0.90 to $1.00 per share. Operating earnings guidance is based on the assumption of normal weather for the remainder of the year.

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The outlook for 2009 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:

•	Mark-to-market adjustments from economic hedging activities

•	Unrealized gains and losses from NDT fund investments primarily related to the Clinton, Oyster Creek and Three Mile Island nuclear plants (the former AmerGen Energy Company, LLC units)

•	Significant impairments of assets, including goodwill

•	Changes in decommissioning obligation estimates

•	Costs associated with the 2007 Illinois electric rate settlement agreement

•	Costs associated with ComEd’s 2007 settlement with the City of Chicago

•	Costs incurred for employee severance related to the cost reduction program announced in June 2009

•	External costs associated with the proposed acquisition of NRG

•	Non-cash remeasurement of income tax uncertainties and reassessment of state deferred income taxes

•	Other unusual items

•	Significant future changes to GAAP

Second Quarter and Recent Highlights

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Proposal to Acquire NRG: On July 21, 2009, Exelon announced that it terminated its pending offer to acquire all of the outstanding shares of NRG common stock. Exelon believes it could have been successful in completing the transaction but was unwilling to raise its price to a level that would undermine its own value proposition.

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First Anniversary of Exelon 2020: Exelon 2020 is the company’s comprehensive strategy announced one year ago to reduce, offset or displace more than 15 million metric tons of greenhouse gas (GHG) emissions per year by 2020 by greening its own operations, helping customers and the communities Exelon serves reduce their GHG emissions, and offering more low-carbon electricity in the marketplace. The 2009 update reports that Exelon so far has reduced more than one-third, or 6 million metric tons, of its GHG emissions.

Exelon has relied on greening its operations to achieve the bulk of its emissions reductions to date. It also has announced plans to offer substantial new low-carbon electricity in the marketplace by raising the output of Exelon nuclear plants and investing in new renewable energy projects. Going forward, the company will increase its investment in customer initiatives to continue progress toward its 2020 goal. ComEd and PECO will spend more than $350 million through 2011 on energy efficiency and demand response programs that will help residential and business customers reduce their energy consumption by more than 1.6 million megawatt-hours (MWhs) and reduce peak load by 226 megawatts (MWs).

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Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station operated by PSEG Nuclear LLC, produced 34,995 gigawatt-hours (GWhs) in the second quarter of 2009, compared with 35,069 GWhs in the second quarter of 2008. The Exelon-operated nuclear plants achieved a 93.9 percent capacity factor for the second quarter of 2009 compared with 95.8 percent for the second quarter of 2008. The Exelon-operated nuclear plants completed three scheduled refueling outages in the second quarter of 2009, compared with completing two scheduled refueling outages in the second quarter of 2008. The number of

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refueling outage days totaled 57 and 40, respectively, in the second quarter of 2009 and 2008. Also contributing to lower total nuclear output was a higher number of non-refueling outage days at the Exelon-operated plants, which totaled 21 days in the second quarter of 2009, compared to 3 days in the second quarter of 2008.

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Fossil and Hydro Operations: Generation’s fossil fleet commercial availability was 98.6 percent in the second quarter of 2009, compared with 92.8 percent in the second quarter of 2008, primarily reflecting the impact of recent capital investments and enhanced inspection programs across the fleet. The equivalent availability factor for the hydroelectric facilities was 98.8 percent in the second quarter of 2009, compared with 94.4 percent in the second quarter of 2008, primarily due to an earlier than planned annual inspection at Muddy Run in the first quarter of 2009 and the overhaul of Conowingo Unit 2 in 2008.

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Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation typically on a ratable basis over a three-year period. Expected generation represents the amount of energy estimated to be generated or purchased through owned or contracted-for capacity. The proportion of expected generation hedged as of June 30, 2009 is 95-98 percent for 2009, 87-90 percent for 2010 and 59-62 percent for 2011. The primary objective of Exelon’s hedging program is to manage market risks and protect the value of its generation and its investment grade balance sheet while preserving its ability to participate in improving long-term market fundamentals.

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Nuclear Uprate Program: On June 12, 2009, Exelon announced the completion of an approximate 38-MW increase in output at its Quad Cities plant in Illinois and launched a series of planned power uprates across its nuclear fleet that will generate between 1,300 and 1,500 MWs of additional generation capacity within eight years through equipment upgrades and efficiency improvements. Exelon’s uprate projects use proven technologies and are overseen by the Nuclear Regulatory Commission. Uprate projects are already underway at a number of Exelon’s nuclear stations, which are expected to produce nearly a quarter of the new MWs. The remainder of uprate MWs will come from additional projects across Exelon’s nuclear fleet beginning in 2010 and ending in 2017.

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Cost Reduction Program: On June 18, 2009, Exelon announced a reorganization of its senior executive team and structure to reflect a leaner corporate management model. These and related changes are being driven by economic challenges confronting all parts of Exelon’s business and industry, including the need for continued focus on cost management through enhanced efficiency and productivity. The company announced major spending cuts which will achieve approximately $350 million in operations and maintenance expense savings in 2010. These savings are expected to result in a nearly 3.5 percent reduction in year-over-year operating and maintenance spending, from $4.5 billion in 2009 to $4.35 billion in 2010. The spending cuts include the elimination of approximately 500 positions, mostly in corporate support functions. The company expects over half of the $350 million in cost savings to be sustainable. Exelon incurred a second quarter 2009 after-tax severance charge of approximately $24 million associated with the elimination of the 500 positions.

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ComEd Energy Procurement: On January 7, 2009, the Illinois Commerce Commission approved the Illinois Power Agency’s plan for procurement of ComEd’s expected energy requirements from June 2009 through May 2010. The procurement plan includes approximately 38 percent of ComEd’s expected energy requirements purchased through the spot market with a significant portion of the purchases hedged by the financial swap contract with Generation and 33 percent being met through existing supplier contracts. The remaining energy requirements were met through the standard products purchased as a result of the 2009 request for proposal (RFP) process completed in May 2009. Approximately 8 percent of ComEd’s energy requirements from June 2010 through May 2011 were also procured through the contracts entered into as a result of the 2009 RFP process.

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PECO Energy Procurement: On June 2, 2009, the Pennsylvania Public Utility Commission (PAPUC) approved the settlement of PECO’s default service provider program, under which PECO will provide default electric service following the expiration of electric generation rate caps on December 31, 2010.

During 2009 and 2010, PECO will conduct four procurements for the residential class and for full requirements fixed price products and block products for electric generation supply commencing in 2011. During 2009 and 2010, PECO will also conduct three procurements for the small commercial and medium commercial classes for full requirements fixed price products and one procurement for full requirements spot price products. For the large commercial and industrial class, PECO will conduct one procurement for full requirements fixed price products and one procurement for full requirements spot price products.

On June 17, 2009, the PAPUC approved the results of PECO’s first competitive procurement RFP. The June 2009 electric generation procurements were for service to the residential class and included full requirements fixed price contracts for 17-month and 29-month periods beginning January 1, 2011, and block contracts to procure electric generation for the 12-month period beginning January 1, 2011. On July 15, 2009, PECO announced the results of the first competitive procurements, which accounted for approximately 21 percent of the electricity needed for PECO’s residential customers. The purchases resulted in a price of 10.1 cents per kilowatt hour (kWh), indicating a 9 percent energy price increase for an average residential customer beginning in 2011. PECO’s next residential purchase and initial generation supply purchases for the small and medium commercial classes will take place in September 2009.

•	Credit Rating Actions: Following the termination of Exelon’s proposed offer for NRG, the rating agencies took the following actions.

On July 21, 2009, Fitch Ratings, Ltd. removed Exelon Corp. and Generation from Ratings Watch Negative. The ratings for Exelon and Generation were affirmed and each entity was assigned a Stable Ratings Outlook.

On July 22, 2009, Standard & Poor’s Ratings Services (S&P) affirmed its corporate credit rating on Exelon Corp., Generation and PECO of “BBB” and removed their ratings from CreditWatch with negative implications. In addition, S&P raised the corporate credit rating of ComEd to “BBB” from “BBB-”, raised its debt and preferred stock ratings and removed its ratings from CreditWatch with negative implications. An S&P research report cited “improvement in both ComEd’s business risk profile and its financial measures”. The outlook for ratings of all the Exelon entities is stable.

On July 23, 2009, Moody’s Investors Service (Moody’s) confirmed the ratings of Exelon Corp. and Generation and assigned a stable outlook. Moody’s also confirmed the long-term debt rating of PECO but downgraded its short-term rating to “P-2” from “P-1” and changed the outlook on PECO’s long-term debt to negative.

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OPERATING COMPANY RESULTS

Exelon Generation consists of owned and contracted electric generating facilities, wholesale energy marketing operations and competitive retail sales operations.

Second quarter 2009 net income was $512 million compared with $653 million in the second quarter of 2008. Second quarter 2009 net income included (all after tax) mark-to-market losses of $106 million from economic hedging activities before the elimination of intercompany transactions, unrealized gains of $64 million related to NDT fund investments, the benefit from a reassessment of state deferred income taxes of $38 million, a charge of $18 million for the costs associated with the 2007 Illinois electric rate settlement and a charge of $9 million for the costs incurred for severance. Second quarter 2008 net income included (all after tax) mark-to-market gains of $47 million from economic hedging activities, a charge of $44 million for the costs associated with the 2007 Illinois electric rate settlement and unrealized losses of $15 million related to NDT fund investments. Excluding the impact of these items, Generation’s net income in the second quarter of 2009 decreased $122 million compared with the same quarter last year primarily due to:

•	Income recognized in the second quarter of 2008 related to certain long option gains in the proprietary trading portfolio and a uranium contract settlement;

•	Lower energy gross margins, largely due to unfavorable portfolio and market conditions and higher nuclear fuel costs; and

•	Higher operating and maintenance expense, primarily reflecting increased pension and OPEB expense.

Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $38.96 per MWh in the second quarter of 2009 compared with $40.53 per MWh in the second quarter of 2008.

ComEd consists of the electricity transmission and distribution operations in northern Illinois.

ComEd recorded net income of $116 million in the second quarter of 2009, compared with net income of $35 million in the second quarter of 2008. Second quarter 2009 net income included (all after tax) the benefit from a non-cash remeasurement of income tax uncertainties of $40 million, a charge of $11 million for the costs incurred for severance, and $2 million for the costs associated with the Illinois electric rate settlement. Second quarter 2008 net income included an after-tax charge of $1 million for the costs associated with the Illinois electric rate settlement. Excluding the impact of these items, ComEd’s net income in the second quarter of 2009 increased $53 million from the same quarter last year primarily due to:

•	Increased distribution revenue due to the September 2008 distribution rate case order; and

•	Lower operating and maintenance expense, which primarily reflected the impact of the cost reduction initiative and decreased storm costs, partially offset by increased pension and OPEB expense.

The increase in net income was partially offset by:

•	Reduced load, primarily driven by current economic conditions.

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In the second quarter of 2009, cooling degree-days in the ComEd service territory were down 7.8 percent relative to the same period in 2008, but were 21.0 percent below normal. ComEd’s total retail kilowatt-hour (kWh) deliveries decreased by 4.3 percent quarter over quarter, with declines in deliveries to all major customer classes. In addition, the number of residential customers being served in the ComEd region decreased 0.4 percent from the second quarter of 2008.

Weather-normalized retail kWh deliveries decreased by 4.1 percent from the second quarter of 2008. For ComEd, weather had an unfavorable after-tax impact of $1.2 million on second quarter 2009 earnings relative to 2008 and an unfavorable after-tax impact of $5.2 million relative to normal weather that was incorporated in earnings guidance.

PECO consists of the electricity transmission and distribution operations and the retail natural gas distribution business in southeastern Pennsylvania.

PECO’s net income in the second quarter of 2009 was $71 million, up from $58 million in the second quarter of 2008. Second quarter 2009 net income included (after tax) a charge of $3 million for the costs incurred for severance. Excluding the impact of this item, PECO’s net income in the second quarter of 2009 increased by $16 million compared with the same quarter last year primarily due to:

•	Lower uncollectible accounts expense; and

•	Higher distribution revenue, partially reflecting new rates effective January 1, 2009, resulting from the 2008 gas distribution rate case.

The increase in net income was partially offset by:

•	Reduced load, primarily driven by current economic conditions and the impact of unfavorable weather conditions; and

•	Higher CTC amortization, which was in accordance with PECO’s 1998 restructuring settlement with the PAPUC. As expected, the increase in amortization expense exceeded the increase in CTC revenues.

In the second quarter of 2009, cooling degree-days in the PECO service territory were down 10.4 percent from 2008, but were 6.0 percent above normal. Heating degree-days were up 1.0 percent from 2008 and were 9.6 percent below normal. Total retail kWh deliveries were down 5.5 percent from last year, largely reflecting a decline in deliveries to residential and large commercial and industrial customers, primarily driven by current economic conditions and the impact of unfavorable weather conditions. The number of residential electric customers being served in the PECO region decreased 0.3 percent from the second quarter of 2008.

Weather-normalized retail kWh deliveries decreased by 2.6 percent from the second quarter of 2008, primarily reflecting decreased residential and large commercial and industrial deliveries. For PECO, weather had an unfavorable after-tax impact of $13 million on second quarter 2009 earnings relative to 2008 and an unfavorable after-tax impact of $8 million relative to normal weather that was incorporated in earnings guidance.

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Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on page 7, are posted on Exelon’s Web site: www.exeloncorp.com and have been filed with the Securities and Exchange Commission on Form 8-K on July 24, 2009.

Conference call information: Exelon has scheduled a conference call for 11 AM ET (10 AM CT) on July 24, 2009. The call-in number in the U.S. and Canada is 800-690-3108, and the international call-in number is 973-935-8753. If requested, the conference ID number is 20118989. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available until August 10. The U.S. and Canada call-in number for replays is 800-642-1687, and the international call-in number is 706-645-9291. The conference ID number is 20118989.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2008 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Second Quarter 2009 Quarterly Report on Form 10-Q (to be filed on July 24, 2009) in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 14; and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.4 million customers and $19 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in Illinois and Pennsylvania and natural gas to approximately 485,000 customers in southeastern Pennsylvania. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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EXELON CORPORATION

Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended June 30, 2009 and 2008	1

Consolidating Statements of Operations - Six Months Ended June 30, 2009 and 2008	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three and Six Months Ended June 30, 2009 and 2008	3

Business Segment Comparative Statements of Operations - PECO and Other - Three and Six Months Ended June 30, 2009 and 2008	4

Consolidated Balance Sheets - June 30, 2009 and December 31, 2008	5

Consolidated Statements of Cash Flows - Six Months Ended June 30, 2009 and 2008	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended June 30, 2009 and 2008	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Six Months Ended June 30, 2009 and 2008	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended June 30, 2009 and 2008	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Six Months Ended June 30, 2009 and 2008	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three and Six Months Ended June 30, 2009 and 2008	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three and Six Months Ended June 30, 2009 and 2008	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three and Six Months Ended June 30, 2009 and 2008	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three and Six Months Ended June 30, 2009 and 2008	14

Exelon Generation Statistics - Three Months Ended June 30, 2009, March 31, 2009, December 31, 2008, September 30, 2008 and June 30, 2008	15

Exelon Generation Statistics - Six Months Ended June 30, 2009 and 2008	16

ComEd Statistics - Three and Six Months Ended June 30, 2009 and 2008	17

PECO Statistics - Three and Six Months Ended June 30, 2009 and 2008	18

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended June 30, 2009
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,378	$1,389	$1,204	$(830)	$4,141

Operating expenses
Purchased power	485	715	547	(826)	921
Fuel	406	—	55	(1)	460
Operating and maintenance	689	270	149	2	1,110
Operating and maintenance for regulatory required programs (a)	—	14	—	—	14
Depreciation and amortization	72	124	230	13	439
Taxes other than income	50	57	69	4	180

Total operating expenses	1,702	1,180	1,050	(808)	3,124

Operating income (loss)	676	209	154	(22)	1,017

Other income and deductions
Interest expense, net	(24)	(75)	(49)	(32)	(180)
Equity in losses of unconsolidated affiliates and investments	—	—	(6)	—	(6)
Other, net	215	55	3	(16)	257

Total other income and deductions	191	(20)	(52)	(48)	71

Income (loss) from continuing operations before income taxes	867	189	102	(70)	1,088

Income taxes	355	73	31	(29)	430

Income (loss) from continuing operations	512	116	71	(41)	658

Loss from discontinued operations	—	—	—	(1)	(1)

Net income (loss)	$512	$116	$71	$(42)	$657

	Three Months Ended June 30, 2008
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,756	$1,425	$1,277	$(836)	$4,622

Operating expenses
Purchased power	612	820	594	(860)	1,166
Fuel	271	—	80	1	352
Operating and maintenance	615	274	196	(5)	1,080
Operating and maintenance for regulatory required programs (a)	—	6	—	—	6
Depreciation and amortization	73	113	205	11	402
Taxes other than income	47	71	64	4	186

Total operating expenses	1,618	1,284	1,139	(849)	3,192

Operating income	1,138	141	138	13	1,430

Other income and deductions
Interest expense, net	(38)	(87)	(58)	(31)	(214)
Equity in losses of unconsolidated affiliates and investments	(1)	(3)	(4)	—	(8)
Other, net	(63)	5	7	11	(40)

Total other income and deductions	(102)	(85)	(55)	(20)	(262)

Income (loss) from continuing operations before income taxes	1,036	56	83	(7)	1,168

Income taxes	383	21	25	(10)	419

Income from continuing operations	653	35	58	3	749

Loss from discontinued operations	—	—	—	(1)	(1)

Net income	$653	$35	$58	$2	$748

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Six Months Ended June 30, 2009
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$4,979	$2,942	$2,718	$(1,776)	$8,863

Operating expenses
Purchased power	660	1,598	1,116	(1,770)	1,604
Fuel	915	—	321	—	1,236
Operating and maintenance	1,617	522	327	6	2,472
Operating and maintenance for regulatory required programs (a)	—	25	—	—	25
Depreciation and amortization	149	246	455	25	875
Taxes other than income	100	136	135	9	380

Total operating expenses	3,441	2,527	2,354	(1,730)	6,592

Operating income (loss)	1,538	415	364	(46)	2,271

Other income and deductions
Interest expense, net	(52)	(159)	(99)	(57)	(367)
Equity in losses of unconsolidated affiliates and investments	(1)	—	(12)	(1)	(14)
Other, net	133	87	6	(7)	219

Total other income and deductions	80	(72)	(105)	(65)	(162)

Income (loss) from continuing operations before income taxes	1,618	343	259	(111)	2,109

Income taxes	577	113	76	(26)	740

Net income (loss)	$1,041	$230	$183	$(85)	$1,369

	Six Months Ended June 30, 2008
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$5,238	$2,865	$2,754	$(1,718)	$9,139

Operating expenses
Purchased power	1,176	1,661	1,165	(1,763)	2,239
Fuel	542	—	348	—	890
Operating and maintenance	1,399	523	365	(14)	2,273
Operating and maintenance for regulatory required programs (a)	—	6	—	—	6
Depreciation and amortization	143	224	411	21	799
Taxes other than income	100	140	129	10	379

Total operating expenses	3,360	2,554	2,418	(1,746)	6,586

Operating income	1,878	311	336	28	2,553

Other income and deductions
Interest expense, net	(74)	(192)	(116)	(54)	(436)
Equity in losses of unconsolidated affiliates and investments	(1)	(5)	(7)	—	(13)
Other, net	(128)	9	11	10	(98)

Total other income and deductions	(203)	(188)	(112)	(44)	(547)

Income (loss) from continuing operations before income taxes	1,675	123	224	(16)	2,006

Income taxes	584	47	69	(24)	676

Income from continuing operations	1,091	76	155	8	1,330

Loss from discontinued operations	(1)	—	—	—	(1)

Net income	$1,090	$76	$155	$8	$1,329

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	Variance	2009	2008	Variance
Operating revenues	$2,378	$2,756	$(378)	$4,979	$5,238	$(259)

Operating expenses
Purchased power	485	612	(127)	660	1,176	(516)
Fuel	406	271	135	915	542	373
Operating and maintenance	689	615	74	1,617	1,399	218
Depreciation and amortization	72	73	(1)	149	143	6
Taxes other than income	50	47	3	100	100	—

Total operating expenses	1,702	1,618	84	3,441	3,360	81

Operating income	676	1,138	(462)	1,538	1,878	(340)

Other income and deductions
Interest expense, net	(24)	(38)	14	(52)	(74)	22
Equity in losses of investments	—	(1)	1	(1)	(1)	—
Other, net	215	(63)	278	133	(128)	261

Total other income and deductions	191	(102)	293	80	(203)	283

Income from continuing operations before income taxes	867	1,036	(169)	1,618	1,675	(57)

Income taxes	355	383	(28)	577	584	(7)

Income from continuing operations	512	653	(141)	1,041	1,091	(50)

Loss from discontinued operations	—	—	—	—	(1)	1

Net income	$512	$653	$(141)	$1,041	$1,090	$(49)

	ComEd

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	Variance	2009	2008	Variance
Operating revenues	$1,389	$1,425	$(36)	$2,942	$2,865	$77

Operating expenses
Purchased power	715	820	(105)	1,598	1,661	(63)
Operating and maintenance	270	274	(4)	522	523	(1)
Operating and maintenance for regulatory required programs (a)	14	6	8	25	6	19
Depreciation and amortization	124	113	11	246	224	22
Taxes other than income	57	71	(14)	136	140	(4)

Total operating expenses	1,180	1,284	(104)	2,527	2,554	(27)

Operating income	209	141	68	415	311	104

Other income and deductions
Interest expense, net	(75)	(87)	12	(159)	(192)	33
Equity in losses of unconsolidated affiliates	—	(3)	3	—	(5)	5
Other, net	55	5	50	87	9	78

Total other income and deductions	(20)	(85)	65	(72)	(188)	116

Income before income taxes	189	56	133	343	123	220

Income taxes	73	21	52	113	47	66

Net income	$116	$35	$81	$230	$76	$154

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	Variance	2009	2008	Variance
Operating revenues	$1,204	$1,277	$(73)	$2,718	$2,754	$(36)

Operating expenses
Purchased power	547	594	(47)	1,116	1,165	(49)
Fuel	55	80	(25)	321	348	(27)
Operating and maintenance	149	196	(47)	327	365	(38)
Depreciation and amortization	230	205	25	455	411	44
Taxes other than income	69	64	5	135	129	6

Total operating expenses	1,050	1,139	(89)	2,354	2,418	(64)

Operating income	154	138	16	364	336	28

Other income and deductions
Interest expense, net	(49)	(58)	9	(99)	(116)	17
Equity in losses of unconsolidated affiliates	(6)	(4)	(2)	(12)	(7)	(5)
Other, net	3	7	(4)	6	11	(5)

Total other income and deductions	(52)	(55)	3	(105)	(112)	7

Income before income taxes	102	83	19	259	224	35

Income taxes	31	25	6	76	69	7

Net income	$71	$58	$13	$183	$155	$28

	Other (a)

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	Variance	2009	2008	Variance
Operating revenues	$(830)	$(836)	$6	$(1,776)	$(1,718)	$(58)

Operating expenses
Purchased power	(826)	(860)	34	(1,770)	(1,763)	(7)
Fuel	(1)	1	(2)	—	—	—
Operating and maintenance	2	(5)	7	6	(14)	20
Depreciation and amortization	13	11	2	25	21	4
Taxes other than income	4	4	—	9	10	(1)

Total operating expenses	(808)	(849)	41	(1,730)	(1,746)	16

Operating income (loss)	(22)	13	(35)	(46)	28	(74)

Other income and deductions
Interest expense, net	(32)	(31)	(1)	(57)	(54)	(3)
Equity in losses of unconsolidated affiliates and investments	—	—	—	(1)	—	(1)
Other, net	(16)	11	(27)	(7)	10	(17)

Total other income and deductions	(48)	(20)	(28)	(65)	(44)	(21)

Loss from continuing operations before income taxes	(70)	(7)	(63)	(111)	(16)	(95)

Income taxes	(29)	(10)	(19)	(26)	(24)	(2)

Income (loss) from continuing operations	(41)	3	(44)	(85)	8	(93)

Loss from discontinued operations	(1)	(1)	—	—	—	—

Net income (loss)	$(42)	$2	$(44)	$(85)	$8	$(93)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities, including investments in synthetic fuel-producing facilities.

EXELON CORPORATION

Consolidated Balance Sheets

(unaudited)

(in millions)

	June 30, 2009	December 31, 2008
Current assets
Cash and cash equivalents	$1,838	$1,271
Restricted cash and investments	46	75
Accounts receivable, net
Customer	1,536	1,928
Other	492	324
Mark-to-market derivative assets	627	410
Inventories, net
Fossil fuel	188	315
Materials and supplies	562	528
Other	536	517

Total current assets	5,825	5,368

Property, plant and equipment, net	26,305	25,813

Deferred debits and other assets
Regulatory assets	5,452	5,940
Nuclear decommissioning trust (NDT) funds	5,850	5,500
Investments	723	715
Goodwill	2,625	2,625
Mark-to-market derivative assets	663	507
Other	1,536	1,349

Total deferred debits and other assets	16,849	16,636

Total assets	$48,979	$47,817

Liabilities and equity
Current liabilities
Short-term borrowings	$45	$211
Long-term debt due within one year	413	29
Long-term debt to PECO Energy Transition Trust due within one year	390	319
Accounts payable	1,144	1,416
Mark-to-market derivative liabilities	294	214
Accrued expenses	1,045	1,151
Deferred income taxes	176	77
Other	659	663

Total current liabilities	4,166	4,080

Long-term debt	11,240	11,397
Long-term debt to PECO Energy Transition Trust	404	805
Long-term debt to other financing trusts	390	390

Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	5,260	4,939
Asset retirement obligations	3,841	3,734
Pension obligations	4,149	4,111
Non-pension postretirement benefits obligations	2,197	2,255
Spent nuclear fuel obligation	1,016	1,015
Regulatory liabilities	2,689	2,520
Mark-to-market derivative liabilities	74	24
Other	1,313	1,413

Total deferred credits and other liabilities	20,539	20,011

Total liabilities	36,739	36,683

Preferred securities of subsidiary	87	87

Shareholders’ equity
Common stock	8,870	8,816
Treasury stock, at cost	(2,338)	(2,338)
Retained earnings	7,494	6,820
Accumulated other comprehensive loss, net	(1,873)	(2,251)

Total shareholders’ equity	12,153	11,047

Total liabilities and shareholders’ equity	$48,979	$47,817

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Six Months Ended June 30,
	2009	2008
Cash flows from operating activities
Net income	$1,369	$1,329
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel amortization	1,253	1,096
Impairment of long-lived assets	223	—
Deferred income taxes and amortization of investment tax credits	149	99
Net fair value changes related to derivatives and NDT funds	(15)	(149)
Other non-cash operating activities	411	383
Changes in assets and liabilities:
Accounts receivable	286	94
Inventories	75	(40)
Accounts payable, accrued expenses and other current liabilities	(404)	(137)
Counterparty collateral received (posted), net	246	(763)
Income taxes	(177)	277
Restricted cash	(2)	11
Pension and non-pension postretirement benefit contributions	(68)	(56)
Other assets and liabilities	(299)	(470)

Net cash flows provided by operating activities	3,047	1,674

Cash flows from investing activities
Capital expenditures	(1,444)	(1,511)
Proceeds from NDT fund sales	10,150	10,515
Investment in NDT funds	(10,279)	(10,679)
Change in restricted cash	31	(22)
Other investing activities	(4)	(2)

Net cash flows used in investing activities	(1,546)	(1,699)

Cash flows from financing activities
Issuance of long-term debt	485	1,969
Retirement of long-term debt	(255)	(1,185)
Retirement of long-term debt to financing affiliates	(330)	(596)
Change in short-term debt	(166)	857
Dividends paid on common stock	(692)	(659)
Proceeds from employee stock plans	19	105
Purchase of treasury stock	—	(436)
Purchase of forward contract in relation to certain treasury stock	—	(64)
Other financing activities	5	55

Net cash flows (used in) provided by financing activities	(934)	46

Increase in cash and cash equivalents	567	21
Cash and cash equivalents at beginning of period	1,271	311

Cash and cash equivalents at end of period	$1,838	$332

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended June 30, 2009				Three Months Ended June 30, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,141	$32	(c)	$4,173	$4,622	$72	(c)	$4,694

Operating expenses
Purchased power	921	(161	)(d)	760	1,166	(20	)(d)	1,146
Fuel	460	(13	)(d)	447	352	123	(d)	475
Operating and maintenance	1,110	(54	)(e),(f)	1,056	1,080	44	(h)	1,124
Operating and maintenance for regulatory required programs (b)	14	—		14	6	—		6
Depreciation and amortization	439	—		439	402	—		402
Taxes other than income	180	—		180	186	—		186

Total operating expenses	3,124	(228)		2,896	3,192	147		3,339

Operating income	1,017	260		1,277	1,430	(75)		1,355

Other income and deductions
Interest expense, net	(180)	9	(g)	(171)	(214)	—		(214)
Equity in losses of unconsolidated affiliates and investments	(6)	—		(6)	(8)	—		(8)
Other, net	257	(252	)(g),(h)	5	(40)	95	(h)	55

Total other income and deductions	71	(243)		(172)	(262)	95		(167)

Income from continuing operations before income taxes	1,088	17		1,105	1,168	20		1,188

Income taxes	430	(9	)(c),(d),(e),(f),(g),(h)	421	419	22	(c),(d),(h)	441

Income from continuing operations	658	26		684	749	(2)		747

Loss from discontinued operations	(1)	—		(1)	(1)	—		(1)

Net income	$657	$26		$683	$748	$(2)		$746

Effective tax rate	39.5%			38.1%	35.9%			37.1%

Earnings per average common share
Basic:
Income from continuing operations	$1.00	$0.04		$1.04	$1.14	$—		$1.14
Income from discontinued operations	—	—		—	—	—		—

Net income	$1.00	$0.04		$1.04	$1.14	$—		$1.14

Diluted:
Income from continuing operations	$0.99	$0.04		$1.03	$1.13	$—		$1.13
Income from discontinued operations	—	—		—	—	—		—

Net income	$0.99	$0.04		$1.03	$1.13	$—		$1.13

Average common shares outstanding
Basic	659			659	657			657
Diluted	661			661	662			662

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
2007 Illinois electric rate settlement (c)		$0.03				$0.07
Mark-to-market impact of economic hedging activities (d)		0.16				(0.09)
NRG acquisition costs (e)		0.01				—
2009 severance charges (f)		0.04				—
Non-cash income tax matters and state taxes (g)		(0.10)				—
Unrealized losses related to NDT fund investments (h)		(0.10)				0.02

Total adjustments		$0.04				$—

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.
(c)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(e)	Adjustment to exclude external costs in 2009 associated with Exelon’s proposed acquisition of NRG Energy, Inc. (NRG).
(f)	Adjustment to exclude 2009 severance charges.
(g)	Adjustment to exclude 2009 remeasurements of tax uncertainties and a change in state deferred income taxes.
(h)	Adjustment to exclude the unrealized gains in 2009 and unrealized losses in 2008 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Six Months Ended June 30, 2009				Six Months Ended June 30, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$8,863	$65	(c)	$8,928	$9,139	$146	(c)	$9,285

Operating expenses
Purchased power	1,604	40	(d)	1,644	2,239	(96	)(d)	2,143
Fuel	1,236	(28	)(d)	1,208	890	287	(d)	1,177
Operating and maintenance	2,472	(291	)(c),(e),(f),(g)	2,181	2,273	(4	)(c)	2,269
Operating and maintenance for regulatory required programs (b)	25	—		25	6	—		6
Depreciation and amortization	875	—		875	799	—		799
Taxes other than income	380	—		380	379	—		379

Total operating expenses	6,592	(279)		6,313	6,586	187		6,773

Operating income	2,271	344		2,615	2,553	(41)		2,512

Other income and deductions
Interest expense, net	(367)	9	(h)	(358)	(436)	—		(436)
Equity in losses of unconsolidated affiliates and investments	(14)	—		(14)	(13)	—		(13)
Other, net	219	(156	)(h),(i)	63	(98)	165	(i)	67

Total other income and deductions	(162)	(147)		(309)	(547)	165		(382)

Income before income taxes	2,109	197		2,306	2,006	124		2,130

Income taxes	740	87	(c),(d),(e),(f),(g),(h),(i)	827	676	87	(c),(d),(i)	763

Income from continuing operations	1,369	110		1,479	1,330	37		1,367

Loss from discontinued operations	—	—		—	(1)	—		(1)

Net Income	$1,369	$110		$1,479	$1,329	$37		$1,366

Effective tax rate	35.1%			35.9%	33.7%			35.8%

Earnings per average common share
Basic:
Income from continuing operations	$2.08	$0.17		$2.25	$2.02	$0.06		$2.08
Income from discontinued operations	—	—		—	—	—		—

Net income	$2.08	$0.17		$2.25	$2.02	$0.06		$2.08

Diluted:
Income from continuing operations	$2.07	$0.17		$2.24	$2.01	$0.05		$2.06
Income from discontinued operations	—	—		—	—	—		—

Net income	$2.07	$0.17		$2.24	$2.01	$0.05		$2.06

Average common shares outstanding
Basic	659			659	658			658
Diluted	661			661	663			663

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
2007 Illinois electric rate settlement (c)		$0.06				$0.14
Mark-to-market impact of economic hedging activities (d)		(0.01)				(0.17)
NRG acquisition costs (e)		0.03				—
Impairment of certain generating assets (f)		0.20				—
2009 Severance Charges (g)		0.04				—
Non-cash income tax matters and state taxes (h)		(0.10)				—
Unrealized losses related to NDT fund investments (i)		(0.05)				0.08

Total adjustments		$0.17				$0.05

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.
(c)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(e)	Adjustment to exclude external costs in 2009 associated with Exelon’s proposed acquisition of NRG.
(f)	Adjustment to exclude the impairment of certain of Generation’s Texas plants recorded during the first quarter of 2009.
(g)	Adjustment to exclude 2009 severance charges.
(h)	Adjustment to exclude 2009 remeasurements of tax uncertainties and a change in state deferred income taxes.
(i)	Adjustment to exclude the unrealized gains in 2009 and unrealized losses in 2008 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes. Beginning in the second quarter of 2008, reflects $66 million of an offsetting adjustment to other, net and income taxes related to the contractual elimination of unrealized gains and losses associated Generation’s NDT fund investments, including $44 million recast from the first quarter of 2008.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings

to GAAP Earnings By Business Segment (in millions)

Three Months Ended June 30, 2009 and 2008

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other	Exelon
2008 GAAP Earnings	$1.13	$653	$35	$58	$2	$748

2008 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	0.07	44	1	—	—	45
Mark-to-Market Impact of Economic Hedging Activities	(0.09)	(47)	—	—	(15)	(62)
Unrealized Losses Related to NDT Fund Investments	0.02	15	—	—	—	15

2008 Adjusted (non-GAAP) Operating Earnings (Loss)	1.13	665	36	58	(13)	746

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (1)	(0.16)	(109)	—	—	—	(109)
ComEd and PECO Margins:
Weather (2)	(0.02)	—	(1)	(13)	—	(14)
Other Energy Delivery (3)	0.07	—	39	13	—	52
Operating and Maintenance Expense:
Bad Debt (4)	0.05	—	(3)	35	—	32
Labor, Contracting and Materials (5)	0.02	3	12	(3)	—	12
Other Operating and Maintenance Expense (6)	0.05	11	14	5	8	38
Pension and Non-Pension Postretirement Benefits Expense (7)	(0.04)	(14)	(8)	(1)	(5)	(28)
Planned Nuclear Refueling Outages (8)	(0.01)	(8)	—	—	—	(8)
Depreciation and Amortization (9)	(0.04)	1	(7)	(18)	(1)	(25)
Income Taxes (10)	(0.02)	(5)	4	1	(10)	(10)
Other	—	(1)	3	(3)	(2)	(3)

2009 Adjusted (non-GAAP) Operating Earnings (Loss)	1.03	543	89	74	(23)	683

2009 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	(0.03)	(18)	(2)	—	—	(20)
Mark-to-Market Impact of Economic Hedging Activities	(0.16)	(106)	—	—	—	(106)
Unrealized Gains Related to NDT Fund Investments	0.10	64	—	—	—	64
NRG Acquisition Costs (11)	(0.01)	—	—	—	(6)	(6)
2009 Severance Charges (12)	(0.04)	(9)	(11)	(3)	(1)	(24)
Non-Cash Remeasurement of Income Tax Uncertainties and Reassessment of State Deferred Income Taxes (13)	0.10	38	40	—	(12)	66

2009 GAAP Earnings (Loss)	$0.99	$512	$116	$71	$(42)	$657

(1)	Primarily reflects revenue from certain long options in Generation’s proprietary trading portfolio in 2008, the impact of gains related to the settlement of uranium supply agreements in 2008 and, in 2009, unfavorable portfolio and market conditions and higher nuclear fuel costs.
(2)	Primarily reflects the impact of unfavorable 2009 weather conditions, compared to favorable 2008 weather conditions, in the PECO service territory.
(3)	Primarily reflects in 2009 the impact of increased distribution rates at ComEd effective September 2008 and increased gas distribution rates at PECO effective January 2009, partially offset by reduced load at ComEd and PECO.
(4)	Primarily reflects the impact of PECO’s improved accounts receivable aging resulting from increased collection activities initiated by PECO in 2008.
(5)	Primarily reflects Exelon’s ongoing cost savings initiative and lower planned outage costs at Generation’s non-nuclear generating plants, partially offset by inflation related to labor, contracting and materials expenses (exclusive of planned nuclear refueling outages as disclosed in number 8 below).
(6)	Primarily reflects decreased storm costs in 2009 in the ComEd and PECO service territories and decreased nuclear refueling outage costs related to Generation’s ownership interest in Salem Generating Station.
(7)	Reflects increased pension and non-pension postretirement benefits expense primarily due to lower than expected asset returns in 2008.
(8)	Reflects increased operating and maintenance expense related to nuclear refueling outage costs associated with a higher number of planned refueling outage days during 2009 as compared to 2008, excluding Salem.
(9)	Reflects increased amortization at PECO due to increased scheduled competitive transition charge (CTC) amortization and increased depreciation across the operating companies due to ongoing capital expenditures, partially offset at Generation by reduced depreciation associated with the impaired generating assets.
(10)	Primarily reflects an increase in 2009 state income taxes due to an increase in the current portion of Pennsylvania state apportionment factors.
(11)	Reflects external costs in 2009 associated with Exelon’s proposed acquisition of NRG.
(12)	Reflects expenses associated with the elimination of management and staff positions pursuant to Exelon’s 2009 cost management plan to achieve sustainable cost savings.
(13)	Reflects the impacts of the 2009 remeasurement of tax uncertainties related to ComEd’s 1999 sale of fossil generating assets and a change in state deferred tax rates resulting from a reassessment of anticipated apportionment of Exelon’s income.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Earnings By Business Segment (in millions)

Six Months Ended June 30, 2009 and 2008

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other	Exelon
2008 GAAP Earnings	$2.01	$1,090	$76	$155	$8	$1,329

2008 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	0.14	90	4	—	—	94
Mark-to-Market Impact of Economic Hedging Activities	(0.17)	(84)	—	—	(30)	(114)
Unrealized Losses Related to NDT Fund Investments	0.08	57	—	—	—	57

2008 Adjusted (non-GAAP) Operating Earnings (Loss)	2.06	1,153	80	155	(22)	1,366

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (1)	(0.06)	(42)	—	—	—	(42)
ComEd and PECO Margins:
Weather	—	—	(3)	2	—	(1)
Other Energy Delivery (2)	0.16	—	79	26	—	105
Operating and Maintenance Expense:
Bad Debt (3)	0.04	—	(2)	30	—	28
Labor, Contracting and Materials (4)	—	(7)	13	(4)	—	2
Other Operating and Maintenance Expense (5)	0.07	12	15	8	7	42
Pension and Non-Pension Postretirement Benefits Expense (6)	(0.07)	(26)	(16)	(3)	(3)	(48)
Planned Nuclear Refueling Outages (7)	0.05	31	—	—	—	31
Depreciation and Amortization (8)	(0.08)	(4)	(14)	(31)	(3)	(52)
NDT Activity (9)	0.01	9	—	—	—	9
Benefit From Illinois Tax Ruling (10)	0.06	8	36	—	(1)	43
Income Taxes (11)	(0.03)	(2)	9	5	(37)	(25)
Other (12)	0.03	15	6	(2)	2	21

2009 Adjusted (non-GAAP) Operating Earnings (Loss)	2.24	1,147	203	186	(57)	1,479

2009 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	(0.06)	(39)	(2)	—	—	(41)
Mark-to-Market Impact of Economic Hedging Activities	0.01	7	—	—	—	7
Unrealized Gains Related to NDT Fund Investments	0.05	32	—	—	—	32
NRG Acquisition Costs (13)	(0.03)	—	—	—	(15)	(15)
Impairment of Certain Generating Assets (14)	(0.20)	(135)	—	—	—	(135)
2009 Severance Charges (15)	(0.04)	(9)	(11)	(3)	(1)	(24)
Non-Cash Remeasurement of Income Tax Uncertainties and Reassessment of State Deferred Income Taxes (16)	0.10	38	40	—	(12)	66

2009 GAAP Earnings (Loss)	$2.07	$1,041	$230	$183	$(85)	$1,369

(1)	Primarily reflects revenue from certain long options in Generation’s proprietary trading portfolio in 2008, the impact of gains related to the settlement of uranium supply agreements in 2008 and higher nuclear fuel costs, partially offset by 2009 favorable portfolio and market conditions and increased nuclear output as a result of fewer refueling outage days in 2009.
(2)	Primarily reflects in 2009 the impact of increased distribution rates at ComEd effective September 2008 and increased gas distribution rates at PECO effective January 2009, partially offset by reduced load at ComEd and PECO.
(3)	Primarily reflects the impact of PECO’s improved accounts receivable aging resulting from increased collection activities initiated by PECO in 2008.
(4)	Primarily reflects Exelon’s ongoing cost savings initiative and lower planned outage costs at Generation’s non-nuclear generating plants, partially offset by inflation related to labor, contracting and materials expenses (exclusive of planned nuclear refueling outages as disclosed in number 7 below).
(5)	Primarily reflects decreased nuclear refueling outage costs related to Generation’s ownership interest in Salem Generating Station and the impact of decreased storm costs in 2009 in the ComEd and PECO service territories.
(6)	Reflects increased pension and non-pension postretirement benefits expense primarily due to lower than expected asset returns in 2008.
(7)	Reflects decreased operating and maintenance expense related to nuclear refueling outage costs associated with a lower number of planned refueling outage days during 2009 as compared to 2008, excluding Salem.
(8)	Primarily reflects increased amortization at PECO due to increased scheduled CTC amortization and increased depreciation across the operating companies due to ongoing capital expenditures, partially offset at Generation by reduced depreciation associated with the impaired generating assets.
(9)	Primarily reflects the impact of realized NDT fund losses related to a tax planning strategy in 2008, partially offset by realized NDT fund losses related to market conditions in 2009.
(10)	Reflects benefits associated with an Illinois Supreme Court decision granting Illinois Investment Tax Credits to Exelon.
(11)	Primarily reflects income from 2008 state tax settlements and an increase in 2009 state income taxes due to an increase in the current portion of Pennsylvania state apportionment factors, partially offset by 2009 tax planning opportunities.
(12)	Primarily reflects decreased interest expense due to lower outstanding debt at ComEd and PECO (including to PECO Energy Transition Trust) and lower interest rates on Generation’s spent nuclear fuel obligation, partially offset by income in 2008 related to the termination of a gas supply guarantee at Generation and the impact of 2008 income tax benefits associated with Exelon’s tax method of capitalizing overhead costs.
(13)	Reflects external costs in 2009 associated with Exelon’s proposed acquisition of NRG.
(14)	Reflects the impairment of certain of Generation’s Texas plants recorded during the first quarter of 2009.
(15)	Reflects expenses associated with the elimination of management and staff positions pursuant to Exelon’s 2009 cost management plan to achieve sustainable cost savings.
(16)	Reflects the impacts of the 2009 remeasurement of tax uncertainties related to ComEd’s 1999 sale of fossil generating assets and a change in state deferred tax rates resulting from a reassessment of anticipated apportionment of Exelon’s income.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended June 30, 2009				Three Months Ended June 30, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$2,378	$30	(b)	$2,408	$2,756	$70	(b)	$2,826

Operating expenses
Purchased power	485	(161	)(c)	324	612	(46	)(c)	566
Fuel	406	(13	)(c)	393	271	123	(c)	394
Operating and maintenance	689	(15	)(d)	674	615	44	(e)	659
Depreciation and amortization	72	—		72	73	—		73
Taxes other than income	50	—		50	47	—		47

Total operating expenses	1,702	(189)		1,513	1,618	121		1,739

Operating income	676	219		895	1,138	(51)		1,087

Other income and deductions
Interest expense, net	(24)	—		(24)	(38)	—		(38)
Equity in losses of investments	—	—		—	(1)	—		(1)
Other, net	215	(202	)(e),(f)	13	(63)	95	(e)	32

Total other income and deductions	191	(202)		(11)	(102)	95		(7)

Income before income taxes	867	17		884	1,036	44		1,080

Income taxes	355	(14	)(b),(c),(d),(e),(f)	341	383	32	(b),(c),(e)	415

Net Income	$512	$31		$543	$653	$12		$665

	Six Months Ended June 30, 2009				Six Months Ended June 30, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,979	$63	(b)	$5,042	$5,238	$143	(b)	$5,381

Operating expenses
Purchased power	660	40	(c)	700	1,176	(147	)(c)	1,029
Fuel	915	(28	)(c)	887	542	287	(c)	829
Operating and maintenance	1,617	(238	)(d),(g)	1,379	1,399	—		1,399
Depreciation and amortization	149	—		149	143	—		143
Taxes other than income	100	—		100	100	—		100

Total operating expenses	3,441	(226)		3,215	3,360	140		3,500

Operating income	1,538	289		1,827	1,878	3		1,881

Other income and deductions
Interest expense, net	(52)	—		(52)	(74)	—		(74)
Equity in losses of investments	(1)	—		(1)	(1)	—		(1)
Other, net	133	(106	)(e),(f)	27	(128)	166	(e)	38

Total other income and deductions	80	(106)		(26)	(203)	166		(37)

Income from continuing operations before income taxes	1,618	183		1,801	1,675	169		1,844

Income taxes	577	77	(b),(c),(d),(e),(f),(g)	654	584	106	(b),(c),(e)	690

Income from continuing operations	1,041	106		1,147	1,091	63		1,154

Loss from discontinued operations	—	—		—	(1)	—		(1)

Net income	$1,041	$106		$1,147	$1,090	$63		$1,153

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(d)	Adjustment to exclude 2009 severance charges.
(e)	Adjustment to exclude the unrealized gains in 2009 and unrealized losses in 2008 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes. Beginning in the second quarter of 2008, reflects $66 million of an offsetting adjustment to other, net and income taxes related to the contractual elimination of unrealized gains and losses associated Generation’s NDT fund investments, including $44 million recast from the first quarter of 2008.
(f)	Adjustment to exclude a change in state deferred income taxes.
(g)	Adjustment to exclude the impairment of certain of Generation’s Texas plants recorded during the first quarter of 2009.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended June 30, 2009				Three Months Ended June 30, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$1,389	$2	(c)	$1,391	$1,425	$2	(c)	$1,427

Operating expenses
Purchased power	715	—		715	820	—		820
Operating and maintenance	270	(20	)(c),(d)	250	274	—		274
Operating and maintenance for regulatory required programs (b)	14	—		14	6	—		6
Depreciation and amortization	124	—		124	113	—		113
Taxes other than income	57	—		57	71	—		71

Total operating expenses	1,180	(20)		1,160	1,284	—		1,284

Operating income	209	22		231	141	2		143

Other income and deductions
Interest expense, net	(75)	(6	)(e)	(81)	(87)	—		(87)
Equity in losses of unconsolidated affiliates	—	—		—	(3)	—		(3)
Other, net	55	(60	)(e)	(5)	5	—		5

Total other income and deductions	(20)	(66)		(86)	(85)	—		(85)

Income before income taxes	189	(44)		145	56	2		58

Income taxes	73	(17	)(c),(d),(e)	56	21	1	(c)	22

Net income	$116	$(27)		$89	$35	$1		$36

	Six Months Ended June 30, 2009				Six Months Ended June 30, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$2,942	$2	(c)	$2,944	$2,865	$3	(c)	$2,868

Operating expenses
Purchased power	1,598	—		1,598	1,661	—		1,661
Operating and maintenance	522	(20	)(c),(d)	502	523	(4	)(c)	519
Operating and maintenance for regulatory required programs (b)	25	—		25	6			6
Depreciation and amortization	246	—		246	224	—		224
Taxes other than income	136	—		136	140	—		140

Total operating expenses	2,527	(20)		2,507	2,554	(4)		2,550

Operating income	415	22		437	311	7		318

Other income and deductions
Interest expense, net	(159)	(6	)(e)	(165)	(192)	—		(192)
Equity in losses of unconsolidated affiliates	—	—		—	(5)	—		(5)
Other, net	87	(60	)(e)	27	9	—		9

Total other income and deductions	(72)	(66)		(138)	(188)	—		(188)

Income before income taxes	343	(44)		299	123	7		130

Income taxes	113	(17	)(c),(d),(e)	96	47	3	(c)	50

Net income	$230	$(27)		$203	$76	$4		$80

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues during the period.
(c)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(d)	Adjustment to exclude 2009 severance charges.
(e)	Adjustment to exclude 2009 remeasurements of income tax uncertainties.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended June 30, 2009				Three Months Ended June 30, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$1,204	$—		$1,204	$1,277	$—	$1,277

Operating expenses
Purchased power	547	—		547	594	—	594
Fuel	55	—		55	80	—	80
Operating and maintenance	149	(5	)(b)	144	196	—	196
Depreciation and amortization	230	—		230	205	—	205
Taxes other than income	69	—		69	64	—	64

Total operating expenses	1,050	(5)		1,045	1,139	—	1,139

Operating income	154	5		159	138	—	138

Other income and deductions
Interest expense, net	(49)	—		(49)	(58)	—	(58)
Equity in losses of unconsolidated affiliates	(6)	—		(6)	(4)	—	(4)
Other, net	3	—		3	7	—	7

Total other income and deductions	(52)	—		(52)	(55)	—	(55)

Income before income taxes	102	5		107	83	—	83

Income taxes	31	2	(b)	33	25	—	25

Net income	$71	$3		$74	$58	$—	$58

	Six Months Ended June 30, 2009				Six Months Ended June 30, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments	Adjusted Non-GAAP
Operating revenues	$2,718	$—		$2,718	$2,754	$—	$2,754

Operating expenses
Purchased power	1,116	—		1,116	1,165	—	1,165
Fuel	321	—		321	348		348
Operating and maintenance	327	(5	)(b)	322	365	—	365
Depreciation and amortization	455	—		455	411	—	411
Taxes other than income	135	—		135	129	—	129

Total operating expenses	2,354	(5)		2,349	2,418	—	2,418

Operating income	364	5		369	336	—	336

Other income and deductions
Interest expense, net	(99)	—		(99)	(116)	—	(116)
Equity in losses of unconsolidated affiliates	(12)	—		(12)	(7)	—	(7)
Other, net	6	—		6	11	—	11

Total other income and deductions	(105)	—		(105)	(112)	—	(112)

Income before income taxes	259	5		264	224	—	224

Income taxes	76	2	(b)	78	69	—	69

Net income	$183	$3		$186	$155	$—	$155

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude 2009 severance charges.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other
	Three Months Ended June 30, 2009				Three Months Ended June 30, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(830)	$—		$(830)	$(836)	$—		$(836)

Operating expenses
Purchased power	(826)	—		(826)	(860)	26	(f)	(834)
Fuel	(1)	—		(1)	1	—		1
Operating and maintenance	2	(14	)(b),(c)	(12)	(5)	—		(5)
Depreciation and amortization	13	—		13	11	—		11
Taxes other than income	4	—		4	4	—		4

Total operating expenses	(808)	(14)		(822)	(849)	26		(823)

Operating income (loss)	(22)	14		(8)	13	(26)		(13)

Other income and deductions
Interest expense, net	(32)	15	(d)	(17)	(31)	—		(31)
Equity in losses of unconsolidated affiliates and investments	—	—		—	—	—		—
Other, net	(16)	10	(d)	(6)	11	—		11

Total other income and deductions	(48)	25		(23)	(20)	—		(20)

Loss from continuing operations before income taxes	(70)	39		(31)	(7)	(26)		(33)

Income taxes	(29)	20	(b),(c),(d),(e)	(9)	(10)	(11	)(f)	(21)

Income (loss) from continuing operations	(41)	19		(22)	3	(15)		(12)

Loss from discontinued operations	(1)	—		(1)	(1)	—		(1)

Net income (loss)	$(42)	$19		$(23)	$2	$(15)		$(13)

	Six Months Ended June 30, 2009				Six Months Ended June 30, 2008
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(1,776)	$—		$(1,776)	$(1,718)	$—		$(1,718)

Operating expenses
Purchased power	(1,770)	—		(1,770)	(1,763)	51	(f)	(1,712)
Fuel	—	—		—	—	—		—
Operating and maintenance	6	(28	)(b),(c)	(22)	(14)	—		(14)
Depreciation and amortization	25	—		25	21	—		21
Taxes other than income	9	—		9	10	—		10

Total operating expenses	(1,730)	(28)		(1,758)	(1,746)	51		(1,695)

Operating income (loss)	(46)	28		(18)	28	(51)		(23)

Other income and deductions
Interest expense, net	(57)	15	(d)	(42)	(54)	—		(54)
Equity in losses of unconsolidated affiliates and investments	(1)	—		(1)	—	—		—
Other, net	(7)	10	(d)	3	10	—		10

Total other income and deductions	(65)	25		(40)	(44)	—		(44)

Loss from continuing operations before income taxes	(111)	53		(58)	(16)	(51)		(67)

Income taxes	(26)	25	(b),(c),(d),(e)	(1)	(24)	(21	)(f)	(45)

Net income (loss)	$(85)	$28		$(57)	$8	$(30)		$(22)

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude external costs associated with Exelon’s proposed acquisition of NRG.
(c)	Adjustment to exclude 2009 severance charges.
(d)	Adjustment to exclude 2009 remeasurements of income tax uncertainties.
(e)	Adjustment to exclude a change in state deferred income taxes.
(f)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sept. 30, 2008	Jun. 30, 2008
Supply (in GWhs)
Nuclear	34,995	35,382	34,887	36,451	35,069
Purchased Power	5,276	6,077	6,100	8,761	5,575
Fossil and Hydro	2,701	2,765	2,162	2,685	2,910

Power Team Supply	42,972	44,224	43,149	47,897	43,554

	Three Months Ended
	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sept. 30, 2008	Jun. 30, 2008
Electric Sales (in GWhs)
ComEd (a)	4,215	5,537	5,261	6,629	5,218
PECO (a)	9,277	10,223	9,760	11,333	9,761
Market and Retail (a)	29,480	28,464	28,128	29,935	28,575

Total Electric Sales (b) (c)	42,972	44,224	43,149	47,897	43,554

Average Margin ($/MWh)
Average Realized Revenue
ComEd (a)	$63.58	$63.21	$63.30	$64.41	$63.82
PECO (a)	51.74	49.30	49.28	53.03	52.04
Market and Retail (a)	54.27	57.12	54.18	65.98	61.91
Total Electric Sales	54.64	56.08	54.18	62.70	59.93
Average Purchased Power and Fuel Cost (d)	$15.68	$16.82	$15.90	$26.16	$19.40
Average Margin (d)	$38.96	$39.25	$38.28	$36.54	$40.53

Around-the-clock Market Prices ($/MWh) (e)
PJM West Hub	$33.70	$49.18	$52.62	$77.37	$75.65
NiHub	26.11	34.09	38.06	53.28	51.39

(a)	$69 million, $31 million and $20 million of pre-tax revenue, and $15 million and $7 million of a pre-tax reduction in revenue, resulting from the settlement of the ComEd swap starting in June 2008, have been excluded from ComEd and included in Market and Retail sales for the quarters ended June 30, 2009, March 31, 2009, December 31, 2008, September, 30, 2008 and June 30, 2008, respectively. Additionally, $7 million (209 GWhs), $58 million (898 GWhs), and $29 million (486 GWhs) of pre-tax revenue, resulting from sales to ComEd under the RFP, which started in September 2008, have been excluded from ComEd and included in Market and Retail sales for the quarters ended June 30, 2009, March 31, 2009, and December 31, 2008, respectively. In addition, renewable energy credits sales to affiliates have been included within Market and Retail Sales.
(b)	Excludes retail gas activity, trading portfolio and other operating revenue.
(c)	Total sales do not include trading volume of 2,003 GWhs, 2,331 GWhs, 2,153 GWhs, 3,092 GWhs and 1,784 GWhs for the three months ended June 30, 2009, March 31, 2009, December 31, 2008, September 30, 2008, and June 30, 2008, respectively.
(d)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(e)	Represents the average for the quarter.

EXELON CORPORATION

Exelon Generation Statistics

Six Months Ended June 30, 2009 and 2008

	June 30, 2009	June 30, 2008
Supply (in GWhs)
Nuclear	70,377	68,003
Purchased Power	11,353	11,403
Fossil and Hydro	5,466	5,722

Power Team Supply	87,196	85,128

	June 30, 2009	June 30, 2008
Electric Sales (in GWhs)
ComEd (a)	9,752	11,310
PECO (a)	19,500	19,873
Market and Retail (a)	57,944	53,945

Total Electric Sales (b) (c)	87,196	85,128

Average Margin ($/MWh)
Average Realized Revenue
ComEd (a)	$63.37	$63.48
PECO (a)	50.46	50.37
Market and Retail (a)	55.64	59.69
Total Electric Sales	55.35	58.02
Average Purchased Power and Fuel Cost (d)	$16.26	$18.35
Average Margin (d)	$39.09	$39.67

Around-the-clock Market Prices ($/MWh) (e)
PJM West Hub	$41.40	$72.09
NiHub	30.07	52.37

(a)	$100 million of pre-tax revenue, and $7 million of a pre-tax reduction in revenue, resulting from the settlement of the ComEd swap starting in June 2008, have been excluded from ComEd and included in Market and Retail sales for the six months ended June 30, 2009 and June 30, 2008, respectively. Additionally, $65 million (1,107 GWhs) of pre-tax revenue, resulting from sales to ComEd under the RFP, which started in September 2008, have been excluded from ComEd and included in Market and Retail sales for the six months ended June 30, 2009. In addition, renewable energy credits sales to affiliates have been included within Market and Retail Sales.
(b)	Excludes retail gas sales, trading portfolio and other operating revenue.
(c)	Total sales do not include trading volume of 4,334 GWhs and 3,646 GWhs for the six months ended June 30, 2009 and 2008, respectively.
(d)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(e)	Represents the average for the year.

EXELON CORPORATION

ComEd Statistics

Three Months Ended June 30, 2009 and 2008

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2009	2008	% Change		2009	2008	% Change
Full Service (a)
Residential	6,032	6,119	(1.4%)		$731	$732	(0.1%)
Small Commercial & Industrial	3,272	3,543	(7.6%)		328	379	(13.5%)
Large Commercial & Industrial	258	174	48.3%		14	18	(22.2%)
Public Authorities & Electric Railroads	101	133	(24.1%)		11	10	10.0%

Total Full Service	9,663	9,969	(3.1%)		1,084	1,139	(4.8%)

Delivery Only (b)
Residential	—	—	n.	m.	—	—	n.	m.
Small Commercial & Industrial	4,467	4,522	(1.2%)		83	72	15.3%
Large Commercial & Industrial	6,210	6,830	(9.1%)		79	71	11.3%
Public Authorities & Electric Railroads	174	119	46.2%		3	1	n.	m.

Total Delivery Only	10,851	11,471	(5.4%)		165	144	14.6%

Total Retail	20,514	21,440	(4.3%)		1,249	1,283	(2.7%)

Other Revenue (d)					140	142	(1.4%)

Total Revenues					$1,389	$1,425	(2.5%)

Purchased Power					$715	$820	(12.8%)

Heating and Cooling Degree-Days (e)	2009	2008	Normal
Heating Degree-Days	768	755	766
Cooling Degree-Days	177	192	224

(a)	Reflects deliveries to customers purchasing electricity from ComEd.
(b)	Reflects customers electing to purchase electricity from an alternative electric generation supplier.
(c)	There are a minimal number of residential customers being served by alternative suppliers with total activity of less than 1 GWh and $1 million.
(d)	Other revenue primarily includes transmission revenue from PJM Interconnection, LLC (PJM). Other items include late payment charges and mutual assistance program revenues.
(e)	Reflects the impact of the leap year day in 2008.
n.m.	Not meaningful.

Six Months Ended June 30, 2009 and 2008

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2009	2008	% Change		2009	2008	% Change
Full Service (a)
Residential	13,095	13,407	(2.3%)		$1,577	$1,493	5.6%
Small Commercial & Industrial	6,951	7,345	(5.4%)		705	741	(4.9%)
Large Commercial & Industrial	629	484	30.0%		39	43	(9.3%)
Public Authorities & Electric Railroads	207	313	(33.9%)		22	27	(18.5%)

Total Full Service	20,882	21,549	(3.1%)		2,343	2,304	1.7%

Delivery Only (b)
Residential	—	—	n.	m.	—	—	n.	m.
Small Commercial & Industrial	8,938	9,097	(1.7%)		155	136	14.0%
Large Commercial & Industrial	12,613	13,754	(8.3%)		153	136	12.5%
Public Authorities & Electric Railroads	414	286	44.8%		7	3	n.	m.

Total Delivery Only	21,965	23,137	(5.1%)		315	275	14.5%

Total Retail	42,847	44,686	(4.1%)		2,658	2,579	3.1%

Other Revenue (d)					284	286	(0.7%)

Total Revenues					$2,942	$2,865	2.7%

Purchased Power					$1,598	$1,661	(3.8%)

Heating and Cooling Degree-Days (e)	2009	2008	Normal
Heating Degree-Days	4,088	4,172	3,974
Cooling Degree-Days	177	192	224

(a)	Reflects deliveries to customers purchasing electricity from ComEd.
(b)	Reflects customers electing to purchase electricity from an alternative electric generation supplier.
(c)	There are a minimal number of residential customers being served by alternative suppliers with total activity of less than 1 GWh and $1 million.
(d)	Other revenue primarily includes transmission revenue from PJM Interconnection, LLC (PJM). Other items include late payment charges and mutual assistance program revenues.
(e)	Reflects the impact of the leap year day in 2008.
n.m.	Not meaningful.

EXELON CORPORATION

PECO Statistics

Three Months Ended June 30, 2009 and 2008

	Electric and Gas Deliveries			Revenue (in millions)
	2009	2008	% Change	2009	2008	% Change
Electric (in GWhs)
Full Service (a)
Residential	2,759	2,941	(6.2%)	$415	$442	(6.1%)
Small Commercial & Industrial	1,929	1,960	(1.6%)	256	261	(1.9%)
Large Commercial & Industrial	3,877	4,142	(6.4%)	338	359	(5.8%)
Public Authorities & Electric Railroads	222	226	(1.8%)	22	22	0.0%

Total Full Service	8,787	9,269	(5.2%)	1,031	1,084	(4.9%)

Delivery Only (b)
Residential	5	7	(28.6%)	1	1	0.0%
Small Commercial & Industrial	84	115	(27.0%)	4	6	(33.3%)
Large Commercial & Industrial	1	—	100.0%	—	—	0.0%

Total Delivery Only	90	122	(26.2%)	5	7	(28.6%)

Total Electric Retail	8,877	9,391	(5.5%)	1,036	1,091	(5.0%)

Other Revenue (c)				67	71	(5.6%)

Total Electric Revenue				1,103	1,162	(5.1%)

Gas (in mmcfs)
Retail Sales	7,136	6,838	4.4%	95	109	(12.8%)
Transportation and Other	6,105	6,158	(0.9%)	6	6	0.0%

Total Gas	13,241	12,996	1.9%	101	115	(12.2%)

Total Electric and Gas Revenues				$1,204	$1,277	(5.7%)

Purchased Power				$547	$594	(7.9%)
Fuel				55	80	(31.3%)

Total Purchased Power and Fuel				$602	$674	(10.7%)

Heating and Cooling Degree-Days (d)	2009	2008	Normal
Heating Degree-Days	414	410	458
Cooling Degree-Days	352	393	332
Six Months Ended June 30, 2009 and 2008

	Electric and Gas Deliveries			Revenue (in millions)
	2009	2008	% Change	2009	2008	% Change
Electric (in GWhs)
Full Service (a)
Residential	6,287	6,348	(1.0%)	$881	$894	(1.5%)
Small Commercial & Industrial	4,027	4,000	0.7%	501	501	0.0%
Large Commercial & Industrial	7,667	8,075	(5.1%)	657	698	(5.9%)
Public Authorities & Electric Railroads	469	460	2.0%	45	44	2.3%

Total Full Service	18,450	18,883	(2.3%)	2,084	2,137	(2.5%)

Delivery Only (b)
Residential	12	15	(20.0%)	1	1	0.0%
Small Commercial & Industrial	182	239	(23.8%)	9	13	(30.8%)
Large Commercial & Industrial	2	2	0.0%	—	—	0.0%

Total Delivery Only	196	256	(23.4%)	10	14	(28.6%)

Total Electric Retail	18,646	19,139	(2.6%)	2,094	2,151	(2.6%)

Other Revenue (c)				135	135	0.0%

Total Electric Revenue				2,229	2,286	(2.5%)

Gas (in mmcfs)
Retail Sales	35,750	33,185	7.7%	475	452	5.1%
Transportation and Other	13,983	14,351	(2.6%)	14	16	(12.5%)

Total Gas	49,733	47,536	4.6%	489	468	4.5%

Total Electric and Gas Revenues				$2,718	$2,754	(1.3%)

Purchased Power				$1,116	$1,165	(4.2%)
Fuel				321	348	(7.8%)

Total Purchased Power and Fuel				$1,437	$1,513	(5.0%)

Heating and Cooling Degree-Days (d)	2009	2008	Normal
Heating Degree-Days	2,948	2,732	2,968
Cooling Degree-Days	352	393	332

(a)	Full service reflects deliveries to customers purchasing electricity directly from PECO. Revenue reflects the cost of energy, the cost of the transmission and the distribution of the energy and a CTC.
(b)	Delivery only service reflects deliveries to customers electing to receive electric generation service from a competitive electric generation supplier. Revenue reflects a distribution charge and a CTC.
(c)	Other revenue includes transmission revenue from PJM, wholesale revenue and other wholesale energy sales.
(d)	Reflects the impact of the leap year day in 2008.